ARTHUR ANDERSEN LLP


                                                            Exhibit 23(b)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


             As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 for the Thermo Optek Corporation Directors Stock Option Plan of our reports dated April 10, 1996 and April 12, 1996 included in Thermo Optek Corporation's registration statement No. 333-03630 on Form S-1 and to all references to our Firm included in this registration statement.


                                           /s/Arthur Andersen LLP


        Boston, Massachusetts
        October 4, 1996